Exhibit 99.1

PRESS RELEASE

Date:   January 6, 2004

CONTACT: Joe Russo
(315) 475-6710

ALLIANCE FINANCIAL CORPORATION COMPLETES
TRUST PREFERRED SECURITIES OFFERING

SYRACUSE, NY, January 6, 2004 – Alliance Financial Corporation (NASDAQ:ALNC) announced completion of the private sale of $10 million aggregate liquidation amount of floating rate trust preferred securities by Alliance Financial Capital Trust I, a wholly owned subsidiary of Alliance Financial Corporation. The floating rate capital securities provide for quarterly distributions at a variable annual coupon rate, reset quarterly, based on three-month LIBOR plus 285 basis points. Sandler O’Neill & Partners, L.P. acted as placement agent for the transaction.

Alliance Financial Corporation intends to use the net proceeds from this offering for general corporate purposes, including potential expansion by Alliance Bank, N.A., a wholly owned subsidiary.

Alliance Financial Corporation, with assets in excess of $800 million, is based in Central New York. Alliance Bank has 18 locations in the region, providing commercial and retail banking as well as subsidiaries offering investment services and leasing.

###